Exhibit 23.1

Deloitte Accountants B.V. Flight Forum 1 5657 DA Eindhoven P.O. Box 782 5600 AT Eindhoven Netherlands

Tel:+31 (40)2345000 Fax:+31 (40) 2345407 www.deloitte.nl
ASML Holding N.V.
De Run 6501
5504 DR VELDHOVEN

Date	From	Our reference
March 7, 2007	J.G.C.M. Buné	op9945
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference, in this Registration Statement on Form S-8 of ASML Holding N.V. (the “Company”) of our report dated January 26, 2007, relating to the financial statements of the Company and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2006 filed with the Commission on January 26, 2007.

All agreements with Deloitte are governed by the General Terms and Conditions of Deloitte, registered with the District Court of Rotterdam under deed number 84/2004.	Member of Deloitte Touch* Tohmatsu
Deloitte Accountants B.V. Is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.